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                                                                       Exhibit 5

                  AKIN, GUMP, STRAUSS, HAUER, & FELD, L.L.P.
                               Attorneys at Law
                  A Registered Limited Liability Partnership
                      Including Professional Corporations
                            1500 NationsBank Plaza
                              300 Convent Street
                           San Antonio, Texas 78205
                                (210) 270-0800
                              Fax (210) 224-2035


                                 May 27, 1998



     Advanced Environmental Recycling Technologies, Inc.
     801 N. Jefferson Street
     Springdale, Arkansas 72765



     Re: Advanced Environmental Recycling Technologies, Inc. ("Company") Amendment No. 1 to Registration Statement on Form S-3



     Gentlemen:



          We have acted as counsel for the Company in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's registration statement on Form S-3, Reg. No. 333-42555, as amended on or about May 27 1998 (the "Registration Statement") of an aggregate of up to 7,075,676 shares of the Company's Class A Common Stock, $0.01 par value (the "Common Stock"), issued or issuable from time to time by the Company as follows:


          (i) up to 348,876 Shares (the "Interest Shares") issuable as quarterly interest payments upon $2.51 million aggregate principal amount of 12% Promissory Notes (the "Notes"), issued to certain of the Selling Stockholders pursuant to a Note Purchase Agreement entered into as of October 30, 1997, February 5, 1998 and April 7, 1998;


          (ii) up to 451,800 Shares (the "Private Placement Warrant Shares") issuable upon the exercise of stock purchase warrants (the "Private Placement Warrants") issued and issuable hereafter to certain of the Selling Stockholders pursuant to a Placement Agency Agreement dated October 30, 1997; and,


          (iii) up to 6,275,000 Shares (the "Consulting Shares") issuable upon the exercise of stock purchase warrants (the "Consulting Warrants") issued to certain Selling Stockholders pursuant to a Consulting Agreement dated October 30, 1997.


          We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed below. In rendering such opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinion, we have relied upon representations of the Company.
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     AKIN, GUMP, STRAUSS, HAUER, & FELD, L.L.P.


     Advanced Environmental Recycling Technologies, Inc.
     May 27, 1998 - Page 2

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          Based upon such examination and representations, we advise you that, in our opinion:


          (i) when issued to the holders of the Notes in accordance with the terms of the Notes, the Interest Shares will be duly authorized, validly issued, fully paid and nonassessable; and


          (ii) when issued to the holders of the Private Placement Warrants and the Consulting Warrants upon the exercise thereof in accordance with the terms of the respective warrant agreements (including the payment of the exercise price specified therein), the Private Placement Warrant Shares and Consulting Warrant Shares, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.


          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference of this firm under the caption "Legal Matters" in the Prospectus contained therein.


          This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.



                                   Very truly yours,



                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.